SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): March 2, 1999


                            Pocahontas Bancorp, Inc.
          ------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)

         Delaware                          0-23969              71-0806097
----------------------------      ------------------------    ------------------
(State or Other Jurisdiction      (Commission File Number)     (I.R.S. Employer
      of Incorporation)                                      Identification No.)


203 West Broadway, Pocahontas, Arkansas                                 72455
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(Address of Principal Executive Offices)                              (Zip Code)

Registrant's telephone number, including area code:           (870) 892-4595
                                                              --------------



                                 Not Applicable
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)




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Item 5. Other Events.
        ------------

     This report amends the report on Form 8-K filed on March 2, 1999.

     On March 2, 1999, Pocahontas Bancorp, Inc. (the "Registrant") announced the retirement of Skip Martin, President and Chief Executive Officer, effective April 30, 1999. Mr. Martin will continue to serve on the Board of Directors of the Registrant and its savings association subsidiary, Pocahontas Federal Savings and Loan Association (the "Bank"). The Board of Directors appointed James A. Edington, currently Executive Vice President of the Company, to succeed Mr. Martin as President and Chief Executive Officer.

     In connection with Mr. Martin's retirement, the Company, the Bank and Mr. Martin entered into an Employment Separation Agreement and Release (the "Agreement"). The Agreement provides, among other things, for the payment by the Company to Mr. Martin of $2.75 million, in installments of not less than $150,000 annually, with the entire unpaid amount due upon Mr. Martin's death. The Agreement provides that Mr. Martin will be entitled to an additional payout equal to $550,000 should there be a change in control of the Company or the Bank on or before April 30, 2003.

     Pursuant to the Agreement, Mr. Martin forfeits all shares of restricted stock awarded to him under the Company's current Recognition and Retention Plan and foregoes any additional benefits accruals or contributions under the Company's Restated Supplemental Executive Retirement Agreement. Pursuant to the Agreement, Mr. Martin's employment agreement will be terminated (except for certain specified provisions) and no further payouts under the Employment Agreement will be due to him.

     The Company has estimated that the provisions of the Agreement will result in an approximate $1.8 million charge to the earnings of the Company, or $.30 per share, which the Company anticipates will be reflected in the Company's earnings for the quarter ending March 31, 1999.

     The foregoing discussion is qualified in its entirety by the Agreement, a full copy of which is included as Exhibit 99.2 to this report.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
        ------------------------------------------------------------------

     The following Exhibit is filed as part of this report:

     Exhibit 99.1 Employment Separation Agreement and Release




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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                               POCAHONTAS BANCORP, INC.



DATE: March 24, 1999                  By:      /s/  James A. Edington
                                               ---------------------------------
                                               James A. Edington
                                               Executive Vice President

                                  EXHIBIT INDEX

     The following Exhibit is filed as part of this report:

          Exhibit 99.1 Employment Separation Agreement and Release


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                                  EXHIBIT 99.1

                   EMPLOYMENT SEPARATION AGREEMENT AND RELEASE